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                                                                   Exhibit 10.19



                               THIRD AMENDMENT TO
                            MASTER SERVICES AGREEMENT

         Confidential Treatment. The portions of this exhibit that have been replaced with "[*****]" have been filed separately with the Securities and Exchange Commission and are the subject of an application for confidential treatment.

         This Third Amendment ("Third Amendment") is effective as of the first day of July, 2000 ("Third Amendment Effective Date") and amends and supplements that certain Master Services Agreement, as amended (the "Agreement") dated as of the 9th day of December, 1999, by and between VALOR TELECOMMUNICATIONS ENTERPRISES, LLC (as successor to Valor TeJecommtmications Southwest, LLC, successor to dba Communications LLC) ("Client") and ALLTEL INFORMATION SERVICES, INC. ("ALLTEL").

                                   WITNESSETH:

         WHEREAS, Client desires to obtain additional services from ALLTEL and ALLTEL is willing to provide such services pursuant to the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the parties agree as follows:

1.       The following ALLTEL Software shall be added to Exhibit H of the
         Agreement:

Wireline Billing            PASP                Reads 9201 Toll Records; Creates
                                                9299 Summary Records"

2.       The following ALLTEL-Provided Third Party Software shall be added to
         Exhibit I of the Agreement:

Wireline
Operation           Connect-Direct       Internal File Transfer     Sterling Software"

3.       The following new Section 5 shall be added to Exhibit A to the
         Agreement:

         "5. PASP SERVICES. ALL TEL shall use the PASP application (identified as ALLTEL Software in Exhibit H) to create "type 9299" summary records for Client's Access Lines located in Oklahoma and Texas ("PASP Services"). The PASP application is an AS/400 based wireline clearinghouse-Hke application that reads "type 9201" records from ALLTEL's Customer Account Management System (CAMS) and creates "type 9299" summary records. Type 9201 records are toll detail records containing among other information, originating NPA-NXX, tenninating NPA-NXX, and call duration. By processing these 9201 toll detail records through the PASP application and referencing a number of tables, PASP creates 9299 summary records. These 9299 summary records contain an originating NPA-NXX, and originating CLLI code, a terminating NPA-NXX, a

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

                  tenninating CLLI code and up to eight (8) transiting NECA codes. These NECA codes identify ownership based upon call paths and distribute that information to each owner. This will provide Client the ability to bill other telcos based upon the amount of time Client carried such other telcos' toll calls."

4. The following new Section 2.5 shall be added to Exhibit E to the Agreement

         "2 5 FEES FOR PASP SERVICES. Commencing August 1, 2000, Client shall pay the following Service Fees for PASP Services:

Monthly Service Fees        $[*****]

                  The Service Fees for PASP Services are based upon processing for the number of Client Access Lines in Texas and Oklahoma as of the Managed Operations Conunencemcnt Date (approximately 440,000 Access Lines). Should Client acquire additional properties with PASP processing requirements or should the number of Access Lines in Texas and Oklahoma with PASP processing requirements exceed 500,000 Access Lines, ALLTEL reserves the right to increase the monthly Service Fees for PASP Services in proportion to the increase in the number of Access Lines with PASP processing requirements.

                  In connection with the PASP Services, Client shall pay Pass-Through Expenses for the initial purchase of tape inventory and monthly shipping costs."

5. Section 8 of Exhibit E to the Agreement shall be amended as follows (with strikethroughs indicating deletions and double underlining indicating additions):

         "8. COST OF LIVING ADJUSTMENT ("COLA"). The Service Fees set forth in Section 2.1 for Access Line Charges (excluding that component which is attributable to equipment), in Section 2.4 for Additional Network Charges (excluding the monthly charges for Transport Services), in Section 2.5 for PASP Services, in
                  Section 5 for Application Support and Development Variable Staff and in Section 6 for Output Processing Services may be increased (but not decreased) for COLA during the Term (including the transition period), in the amounts and on the dates specified in the applicable sections below."

6.       The following new Section 8.7 shall be added to Exhibit E to the
         Agreement:

         "8.7     COLA ON PASP SERVICES.

                  (a) INDEX. The parties agree to use the CPI-U for purposes of determining the annual COLA adjustment for Service Fees for PASP Services set forth in
                           Section 2.5. The base year index for CPI-U for calculating COLA on the Service Fees for PASP Services shall be the respective index on October 31, 2000 ("PASP Base Year Index").

                  (b) CALCULATION. Beginning January 1, 2002, ALLTEL will calculate and begin invoicing Client for the COLA increases on the Service Fees for

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

                           PASP Services. The increase for COLA in a given year will be onehundred percent (100%) of the increase in the CPI-U calculated on the increase from the PASP Base Year Index through the October 31 previous to the January of the calculation:

7. All capitalized terms not otherwise defined in this Third Amendment shall have the same meaning set forth in the Agreement.

8. Except as herein expressly amended, the Agreement as previously amended is ratified, confirmed and remains in full force and effect.

9. All references to the Agreement shall mean as such Agreement is amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

10. This Third Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the Third Amendment Effective Date by their duly authorized representatives.

ALLTEL INFORMATION SERVICES, INC.          VALOR TELECOMMUNICATIONS
                                           ENTERPRISES, LLC

By:     Unsigned                           By:   /s/ Kenneth R. Cole
       -----------------------------             ---------------------------
Name:                                      Name: /s/ Kenneth R. Cole
       -----------------------------             ---------------------------
Title:                                     Title: /s/ President
       -----------------------------             ---------------------------

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